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                                                                 EXHIBIT 99.1(h)

                         THE BENCHMARK MONEY MARKET FUND
                  DIVERSIFIED ASSETS AND GOVERNMENT PORTFOLIOS
                AMENDMENT NO.8 AGREEMENT AND DECLARATION OF TRUST

         WHEREAS, Section 7.3 of the Agreement and Declaration of Trust dated July 15, 1982 (the "Declaration") of The Benchmark Money Market Fund Diversified Assets and Government Portfolios (the "Trust") provides that the Declaration may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of the then Trustees); and

         WHEREAS, Section 7.3 of the Declaration also provides that any such amendment having the purpose of changing the name of the Trust shall not require authorization by Unitholder vote; and

         WHEREAS, a majority of the Trustees have adopted the following resolutions, which the Trustees have provided shall be effective October 1, 1990:

         RESOLVED, that the Section 1.1 of the Agreement and Declaration of Trust be, and the same hereby is, amended to read in its entirety as follows:

Section 1.1 Name. This Trust shall be known as "The Benchmark Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         RESOLVED, that the President or any Vice President of this Trust is authorized to execute an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.

         NOW THEREFORE, the undersigned, Nancy L. Mucker, the duly elected, appointed and serving Vice President of The Benchmark Money Market Fund Diversified Assets and Government Portfolios, hereby amends the Declaration by amending Section 1.1 as set forth above, such amendment to be effective October 1, 1990.

Dated this 26th Day of September, 1990

                                                        /s/ Nancy L. Mucker
                                                        ---------------------
                                                        Nancy L. Mucker
                                                        Vice President
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STATE OF ILLINOIS                   :

                                    : ss

COUNTY OF COOK                      :

         Then personally appeared the above-named Nancy L. Mucker and acknowledged this instrument to be her free act and deed this 26th day of September, 1990.

                                               /s/ Nancy James
                                               -----------------------
                                               Notary Public

                                               My commission expires: 11-21-92

[NOTARIAL SEAL]